UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            QUAD SYSTEMS CORPORATION-
                (Name of Registrant as Specified In Its Charter)

                      ___________________________________-
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                            Quad Systems Corporation

                2405 Maryland Avenue * Willow Grove, Pennsylvania

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MARCH 5, 1997
--------------------------------------------------------------------------------


      The Annual Meeting of Stockholders (the "Meeting") of Quad Systems Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, March 5, 1997 at 10:00 a.m., local time, at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, for the following purposes:

     1. To elect six directors to hold office until the Annual Meeting of Stockholders in 1998 and until their respective successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

      The Board of Directors has fixed the close of business on January 6, 1997 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

      The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting.

      A complete list of the stockholders entitled to vote at the Meeting will be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at the principal executive offices of the Company, 2405 Maryland Avenue, Willow Grove, Pennsylvania 19090.

      The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                    By Order of the Board of Directors,

                                    ROBERT P. PINKAS
                                    Secretary

January 28, 1997

                            Quad Systems Corporation

                2405 Maryland Avenue * Willow Grove, Pennsylvania



                                 PROXY STATEMENT


                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quad Systems Corporation, a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which is scheduled to be held at 10:00 a.m., local time, on Wednesday, March 5, 1997, at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, for the purposes set forth in the accompanying notice of the Meeting. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to stockholders on or about January 28, 1997.

      The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the six nominees of the Board of Directors for election as directors.

      Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.




                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

      At the close of business on January 6, 1997, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 4,257,654 shares of the Company's Common Stock, $.03 par value ("Common Stock"). Each stockholder of record at the close of business on January 6, 1997 is entitled to one vote for each share held. The presence at the meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum for the meeting.

Security Ownership of Management and Principal Stockholders

      The table below sets forth certain information as of January 6, 1997 regarding the beneficial ownership (as defined in regulations issued by the Securities and Exchange Commission) of Common Stock of (i) each director and executive officer of the Company; (ii) each nominee for director; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to own beneficially 5% or more of the outstanding Common Stock. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the owners listed. Shares issuable pursuant to the exercise of stock options are included in the table below if such options are currently exercisable or exercisable by March 7, 1997 (60 days after the date above).


                                                         Number        Percent
Name                                                    of Shares     of Class
----                                                    ---------     --------

James R. Bergman(1)..................................    52,254          1.2%
Anthony R. Drury(1)..................................    65,556          1.5%
Vahram V. Erdekian...................................     1,000            *
Joseph L. Gasper(1)..................................    48,159          1.1%
Ian H. Henderson(1)..................................    13,334            *
Stanley R. Luboda, Jr................................        --            *
Lorin J. Randall(1)..................................    31,338            *
Robert P. Pinkas(1)..................................    37,890            *
David W. Smith(1)....................................   148,684          3.5%
David H. Young(1)....................................    45,000          1.1%
All Directors and Executive Officers as a group(1)
  (10 persons).......................................   443,215         10.4%
FMR Corp.(2,4)
  82 Devonshire Street
  Boston, MA 02109...................................   421,700          9.9%
Cowen & Company(3,4)
  Financial Square
  New York, NY 10005.................................   227,000          5.3%

----------

*    Less than 1%.

(1) The amounts shown include shares covered by options exercisable within 60 days of December 18, 1996, as follows: 3,000 shares each, Messrs. Bergman, Randall, Pinkas and Young; 49,300 shares, Mr. Drury; 47,833 shares, Mr. Gasper; 10,001 shares, Mr. Henderson; 138,333 shares, Mr. Smith; and 257,467 shares, all directors and executive officers as a group.

(2) FMR Corp., as the parent holding company of Fidelity Management and Research Company, its wholly-owned subsidiary, owns the shares reported. FMR Corp. has sole dispositive power with respect to all of the shares reported.

(3) Cowen and Company has both shared dispositive and voting power with respect to all of the shares reported.

(4) Based solely on information contained in filings with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the 1934 Act and other information available to the Company from The Nasdaq Stock Market.

                              ELECTION OF DIRECTORS


Nominees for Election

     At the Meeting, the stockholders will elect six directors to hold office until the Annual Meeting of Stockholders in 1998 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: James R. Bergman, Vahram V. Erdekian, Robert P. Pinkas, Lorin J. Randall, David W. Smith and David H. Young. All of the nominees are currently members of the Company's Board of Directors.

      The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

      Directors will be elected by a plurality of votes cast. Abstentions and broker non-votes are not treated as votes cast, and thus are not the equivalent of votes against.

      Set forth below is certain information concerning the nominees for election as directors:


                                  Director
Name                       Age     Since     Position with the Company
----                       ---     -----     -------------------------
David W. Smith..........   54       1992     President, Chief Executive Officer
                                                and Director
James R. Bergman(1).....   54       1982     Director
Vahram V. Erdekian(1)...   48       1996     Director
Robert P. Pinkas(1).....   43       1982     Director, Secretary
Lorin J. Randall(2).....   53       1988     Director
David H. Young(2).......   49       1980     Director

----------

(1) Member of Stock Option and Compensation Committee. Effective July 1996, Mr. Pinkas resigned from the Committee and Mr. Erdkekian was elected to fill the resulting vacancy.

(2)  Member of Audit Committee.

      Mr. Smith has been President and Chief Executive Officer of the Company since May 1992. From February 1992 until May 1992, he was President and Chief Operating Officer of the Company, and from August 1991 until February 1992 he was Vice President, Engineering and Chief Operating Officer of the Company. He has been a member of the Board of Directors of the Company since October 1992.

     Mr. Bergman has served on the Board of Directors of the Company since 1982. He has been a general partner responsible for venture capital investments of DSV Partners III, L.P. and DSV Partners IV, L.P., venture capital firms, for more than five years. Since August 1996, Mr. Bergman has been a limited partner of Brantley Venture Management, Ltd. Since November 1996, he has also been a Vice President of Brantley Capital Corporation. Mr. Bergman is also a director of Maxim Integrated Products, Inc.

      Mr. Erdekian has served on the Board of Directors of the Company since July 1996. Since October 1994, he has been Vice President, Manufacturing Product Operations of Bay Networks, Inc., a leader in the computer network industry. From September 1993 until October 1994, Mr. Erdekian was the Vice President, Manufacturing Operations of Wellfleet Communications, which merged with Synoptics Corporation to form Bay Networks, Inc. in August 1994. Prior to September 1993, he was an operations consultant to private and public corporations.

     Mr. Pinkas has served on the Board of Directors of the Company since 1982. Mr. Pinkas has been a general partner of Brantley Venture Partners, L.P., a venture capital firm, for more than five years. Since August 1996, Mr. Pinkas has also been a general partner of Brantley Venture Management, Ltd. Mr. Pinkas is also a director of Gliatech, Inc., Pediatric Services of America, Inc. and Medirisk, Inc. Since November 1996, Mr. Pinkas has also been the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Treasurer and Director of Brantley Capital Corporation. Mr. Pinkas was the Company's Treasurer from March 1982 until October 1987.

      Mr. Randall has served on the Board of Directors of the Company since January 1988. Since January 1995, he has been the Vice President, Finance and Chief Financial Officer of CFM Technologies, Inc. From May 1994 until June 1995, Mr. Randall was the President and Chief Executive Officer of Greenwich Pharmaceuticals Incorporated ("GPI") (now known as Boston Life Sciences, Inc.). From September 1991 until May 1994, he was the Chief Financial Officer and Vice President of GPI. Mr. Randall was the Company's President and Chief Executive Officer from August 1988 until January 1990 and was the Company's Vice President, Operations and Chief Financial Officer from May 1985 until July 1988.

     Mr. Young is the founder of the Company and has served on the Company's Board of Directors since its inception. Mr. Young has been the President of Two Technologies, Inc., a company which manufactures hand-held computers, for more than five years. Mr. Young served as the Company's President from its inception until October 1985.


Meetings and Committees of the Board of Directors

      The Company has an Audit Committee and a Stock Option and Compensation Committee, but does not have an Executive Committee or a Nominating Committee.

      The Audit Committee, which held two meetings in the fiscal year ended September 29, 1996, consists of Messrs. Randall and Young. The functions of the Audit Committee generally include reviewing with the Company's independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

     The Stock Option and Compensation Committee held five meetings in the fiscal year ended September 29, 1996, which consists (as of January 28, 1997) of Messrs. Bergman and Erdekian. During July 1996, upon Mr. Erdekian's election to the Board, Mr. Pinkas resigned from the Committee and Mr. Erdekian was elected to fill the resulting vacancy. The Stock Option and Compensation Committee is responsible for establishing salaries, bonuses and other compensation, including the grant of stock options under the Company's stock option plans.

      The Board of Directors held five meetings in the fiscal year ended September 29, 1996.


Compensation of Directors

      Non-employee directors of the Company are paid a $1,000 fee for attendance at each meeting and a $250 fee for each telephonic meeting of the Board of Directors. The directors are also reimbursed for their out-of-pocket expenses incurred in connection with the meetings.

      Pursuant to the terms of the Company's 1993 Stock Option Plan (the "Plan"), each non-employee director, upon first being elected to the Board of Directors, is granted an option to purchase 3,000 shares of Common Stock, exercisable in three equal installments on the first three anniversary dates of the date of grant, at an exercise price equal to the fair market value of the shares on the date of grant, and each such director receives a grant of 1,000 shares with an exercise price determined on the same basis every year thereafter, which options becomes exercisable on the third anniversary of the date of grant. To date, each of Messrs. Bergman, Pinkas, Randall and Young has received under the Plan 6,000 options for their service as directors, at exercise prices ranging from $7.00 to $11.25. Upon the election of Mr. Erdekian to the Board of Directors, pursuant to the terms of the Plan, Mr. Erdekian was granted 3,000 options at an exercise price of $7.50.


Certain Relationships and Related Transactions

      During fiscal 1996, the Company purchased from Two Technologies, Inc. ("Two Technologies") certain hand-held computers used in the Company's products for $82,208. David H. Young, a director of the Company, is the President of Two Technologies. Also during fiscal 1996, Two Technologies purchased SMT process equipment from the Company in amounts totaling $11,570. The Company's transactions with Two Technologies were made at prices and on terms comparable to other arms'-length purchases and sales by the Company and the Company believes that such was also the case with respect to Two Technologies' transactions with the Company.

      During fiscal 1996, the Company received general contracting services for leasehold improvements at its Horsham facilities from a son of Joseph L. Gasper, the Senior Vice President, Operations of the Company.

The amount paid in fiscal 1996 totaled $72,310. Mr. Gasper has informed the Company that, other than his familial relationship with his son, who does not reside in Mr. Gasper's household, Mr. Gasper has no direct or indirect interest in the services provided by his son to the Company.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain information regarding compensation paid and accrued during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's other executive officers during such periods.


                           SUMMARY COMPENSATION TABLE


                                                                                 Long-Term
                                               Annual Compensation          Compensation Awards
                                               -------------------          -------------------
                                                                                Securities               All Other
Name and                                                                        Underlying             Compensation
Principal Position                Year      Salary ($)     Bonus ($)            Options (#)               ($)(1)
------------------                ----      ----------     ---------            -----------               ------

David W. Smith                    1996       190,000        154,875              20,000                   1,000
  President and Chief             1995       169,731         22,500              10,000                   1,000
  Executive Officer               1994       158,210        148,000               7,500                     300

Joseph L. Gasper                  1996       130,000         88,500              10,000                   1,000
  Senior Vice President,          1995       119,885         20,000               5,000                   1,000
  Operations                      1994       115,402         85,000               3,750                     300

Anthony R. Drury                  1996       125,000         88,500              10,000                   1,000
  Senior Vice President,          1995       113,885         11,000               5,000                   1,000
  Finance and Chief               1994       109,287         85,000               3,750                     300
  Financial Officer

Stanley R. Luboda, Jr. (2)        1996        64,423         40,000              35,000                  38,236
  Vice President, Sales and
  Strategic Planning

----------

(1) Consists of the Company's matching payments under its 401(k) Plan, except for Mr. Luboda, for whom the amount shown represents relocation benefits paid to him in connection with his joining the Company.

(2) Mr. Luboda joined the Company in March 1996, and his annualized base salary was then expected to be approximately $125,000. In March 1996, Mr. Luboda was also granted 30,000 options in connection with his acceptance of employment with the Company.

Stock Option Grants

      The following table sets forth certain information with respect to individual grants of stock options during the fiscal year ended September 29, 1996, to the Company's Chief Executive Officer and each of the Company's other executive officers during such periods.


                                                                                           Potential Realizable Value
                                                                                             at Assumed Annual Rates
                                                                                           of Stock Price Appreciation
                                                  Individual Grants                            for Option Term (1)
                          -------------------------------------------------------------    ---------------------------

                              Number of        % of Total
                             Securities          Options
                             Underlying        Granted to      Exercise or
                               Options        Employees in     Base Price    Expiration
Name                       Granted (#)(2)      Fiscal Year       ($/SH)         Date            5% ($)       10% ($)
----                       --------------      -----------       ------         ----            ------       -------

David W. Smith                 10,000              4.4%           $9.00         11/2/05        $ 56,600     $143,437
                               10,000              4.4%           $7.50         7/18/06        $ 47,167     $119,531
                               ------              ----           -----         -------        --------     --------
                               20,000              8.8%                                        $103,767     $262,968

Joseph L. Gasper                5,000              2.2%           $9.00         11/2/05        $ 28,300     $ 71,718
                                5,000              2.2%           $7.50         7/18/06        $ 23,584     $ 59,765
                               ------              ----           -----         -------        --------     --------
                               10,000              4.4%                                        $ 51,884     $131,483

Anthony R. Drury                5,000              2.2%           $9.00         11/2/05        $ 28,300     $ 71,718
                                5,000              2.2%           $7.50         7/18/06        $ 23,584     $ 59,765
                               ------              ----           -----         -------        --------     --------
                               10,000              4.4%                                        $ 51,884     $131,483

Stanley R. Luboda, Jr.         30,000             13.3%           $6.63         3/19/06        $124,993     $316,756
                                5,000              2.2%           $7.50         7/18/06        $ 23,584     $ 59,765
                               ------              ----           -----         -------        --------     --------
                               35,000             15.5%                                        $148,577     $376,521


----------

(1) Potential realizable value is based on the assumed annual growth rates compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% assumed rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

(2) The options granted in November 1995 and July 1996, with terms of 10 years, vest and become exercisable on November 2, 2000 and July 18, 2001, respectively. The 30,000 options granted to Mr. Luboda in March 1996 vest in five equal annual installments beginning one year after the date of grant.

Stock Option Exercises and Holdings

      The following table sets forth information relating to options exercised during the fiscal year ended September 29, 1996 by the Company's Chief Executive Officer and each of the Company's other executive officers during the period and presents the value of unexercised options held by such individuals as of September 29, 1996:


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                              Number of Unexercised          Value of Unexercised
                                                                   Options at               In-the-Money Options at
                                                               Fiscal Year End (#)          Fiscal Year End ($) (2)
                                                               -------------------          -----------------------

                               Shares          Value
                              Acquired       Realized
Name                         on Exercise      ($) (1)     Exercisable     Unexercisable   Exercisable   Unexercisable
----                         -----------      -------     -----------     -------------   -----------   -------------

David W. Smith                   --           $    --       121,667          85,833        $500,419       $182,081
Joseph L. Gasper                 --           $    --        42,167          36,083        $159,544       $ 62,331
Anthony R. Drury                5,000         $18,750        42,300          38,750        $160,375       $ 79,000
Stanley R. Luboda, Jr.           --           $    --           --           35,000        $     --       $ 87,500


----------

(1) Value realized is based upon the difference between the last sale price of the Company's Common Stock on The Nasdaq Stock Market on the dates of exercise and the exercise price of the options, multiplied by the number of shares acquired on exercise of the option.

(2) Total value of "in-the-money" unexercised options is based upon the difference between the last sale price of the Company's Common Stock on The Nasdaq Stock Market on September 30, 1996 ($9.25 per share) and each exercise price of the various "in-the-money options" held by such person, multiplied by the number of "in-the-money" option shares.



              REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

      The Company's compensation policy with respect to its executive officers reflects two basic principles. First, compensation should, to a significant extent, reflect the financial performance of the Company. Second, a portion of an executive officers' compensation should provide long-term incentives that will tie long-term rewards for the executive officers to increases in stockholder values. The Company has traditionally attempted to effect its compensation policy through three separate components: salary, bonus and stock options.

      During July 1996, upon Mr. Erdekian's election to the Board, Mr. Pinkas resigned from the Committee and Mr. Erdekian was elected to fill the resulting vacancy. Annual salary increases were determined by the Committee consisting of Messrs. Bergman and Pinkas and bonus awards were determined after July 1996 by the committee consisting of Messrs. Bergman and Erdekian.


   Annual Compensation

      Annual cash compensation is comprised of a base salary and a bonus award. The Committee establishes annual salaries by evaluating individual performances and the level of the executive's responsibility and experience. In addition, the Committee considers marketplace valuations of comparable executives of other companies in related industries, comparable in size with the Company, although salary determinations have not been based upon any specific criteria of compensation. Nevertheless, the members of the Stock Option and Compensation Committee, who either are affiliated with venture capital firms (Messrs. Bergman and Pinkas) or a NYSE company (Mr. Erdekian) and have experience in setting compensation for companies in similar stages of development, believe that salaries of the executive officers in fiscal 1996 were modest, considering the scope of the Company's operations and the respective responsibilities and achievements of the executive officers. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements. During fiscal 1996, David W. Smith, President and Chief Executive Officer of the Company, received a salary increase of approximately twelve percent. Among the factors considered by the Committee were the following: the Company's recent improved results of operations; comparable compensation information from other public company CEO's, which indicated that Mr. Smith's salary was significantly below market; and the absence of any significant increase in Mr. Smith's base salary in the several preceding years. During fiscal 1996, salary increases for the other executive officers were between eight and ten percent, based on factors similar to those mentioned above.

      Bonus awards are made pursuant to criteria established toward the beginning of each fiscal year. A portion of the bonus, which comprised approximately 70% of the maximum bonus payable during the 1996 fiscal year, is non-discretionary and in 1996 is based upon the Company's achievement of specified levels of net income determined by the Committee in the relevant fiscal year. The amount of bonus is subject to minimum and maximum specified levels of net income. The Company's net income was slightly less than the maximum net income level determined by the Committee; accordingly, approximately 90% of non-discretionary bonus levels were paid to the executives.

      The remaining portion of the bonus is discretionary and is based on the Committee's judgment concerning the achievement by the executive officer of certain stated objectives specifically related to that executive's functional responsibilities. The executive officers received a range from 85% to 100% of the discretionary bonuses, based upon the Committee's assessment of the level of achievement with respect to the stated objectives. If maximum bonuses are awarded, the amounts are reduced by the amount of the Company's contributions to its 401(k) and profit sharing plans for the employee. The discretionary bonus for Mr. Smith was based on criteria that included, among others, (i) completion of new product developments; (ii) completion of a marketing and distribution restructuring strategic plan and (iii) improvement of working capital.


   Long Term Compensation -- Stock Options

      The stock option component of the executive officers' compensation package is designed to provide incentive for the enhancement of stockholder value, since the full benefit of stock option grants will not be realized unless there has been appreciation in per share values over several years. In this regard, options have been granted at fair market value on the date of grant and vest in five years. The increase in options during fiscal 1996 was due to a change in the timing of the grant of options to the executive officers. Historically, the Committee had granted options annually in November but this year, the options originally scheduled for grant in November 1996 were granted in July 1996.


   Deferred Compensation Plan

      The Company maintains a deferred compensation plan, pursuant to which certain executive officers may elect to defer a portion of their annual compensation. The participant's funds are invested among various investment vehicles designated by the plan administrators. Upon the death or retirement of a participant, the funds attributable to the participant (including any earnings on contributions) are distributed to the participant or the participant's beneficiary in a lump sum or in annual installments over various selected periods.


   Qualifying Executive Compensation for Deductibility Under Provisions of the Internal Revenue Code

      The Internal Revenue Code of 1986, as amended (the "Code"), provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Committee intends to take such actions as are possible and appropriate to qualify compensation paid to executives for deductibility under the Code. In this regard, the Committee notes, however, that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

         JAMES R. BERGMAN           ROBERT P. PINKAS          VAHRAM V. ERDEKIAN


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

      No officer, director or beneficial owner of more than 10% of the Company's Common Stock failed to file on a timely basis any report required by Section 16(a) of the Securities Exchange Act of 1934, as amended, based on representation received by the Company from such persons and review of Forms 3 and 4 furnished to the Company under Rule 16a-3 under such act.

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

                             STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return of the Company with the cumulative total return on the S & P 500 Stock Index and the Hambrecht & Quist Technology Index. Information relating to the Company begins on May 12, 1993 (the first date on which the Company's Common Stock was publicly traded).


                 COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
             AMONG QUAD SYSTEMS CORPORATION, THE S & P 500 INDEX AND
                     THE HAMBRECHT & QUIST TECHNOLOGY INDEX


                                   5/12/93    9/93      9/94     9/95     9/96
                                   -------    ----      ----     ----     ----
Quad Systems Corporation.........    100       197      200      126      128
S & P............................    100       104      108      140      169
H & Q TECHNOLOGY.................    100       104      119      199      220


* $100 invested on 5/12/93 in stock or on 4/30/93 in index -- including reinvestment of dividends. Fiscal year ending September 30.



                   INFORMATION CONCERNING INDEPENDENT AUDITORS

      The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by the Company at its principal office in Willow Grove, Pennsylvania, no later than October 1, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                             SOLICITATION OF PROXIES

      The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.


                                    By Order of the Board of Directors


                                    ROBERT P. PINKAS
                                    Secretary
January 28, 1997

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